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                                                                    Exhibit 6



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 13 to the Registration Statement (Form S-6 No. 33-22740) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Flexible Premium Variable Life
Account G, and to the use therein of our reports dated (a) February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) April 8, 1998, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account G.

                                                        /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 22, 1998